UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Sawgrass Corporate Parkway, Suite 400
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

3900 Paseo del Sol

Santa Fe, New Mexico

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2026, NextTrip, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with former directors Salvatore Battinelli, Jacob Brunsberg, Dennis Duitch, Kent Summers, and current director Donald Monaco (the “Purchasers”), pursuant to which the Company agreed to issue and deliver to the Purchasers an aggregate of 89,430 shares of the Company’s common stock, par value $0.001 (the “Common Stock”). As of July 31, 2026, the Company was indebted to the Purchasers for unpaid portions of board of directors compensation in the aggregate amount of $289,753.42 (the “Outstanding Payable”), inclusive of interest, and on July 31, 2026 the Company repaid $144,876.71 in cash, leaving the remaining indebtedness of $144,876.71 (taken together with all accrued interest, fees and other amounts, the “Debt”). Upon issuance of the Common Stock, the Debt is deemed fully satisfied, discharged and cancelled, and Purchasers have released all claims against the Company arising out of or related to the Debt.

The transaction was reviewed and approved by the disinterested directors on the Company’s board of directors and the audit committee in accordance with the Nevada corporate law, Nasdaq listing rules, and the Company’s Related Party Transactions Policy. The purchase price of the Common Stock was $1.62 per share, which was the closing price for the Common Stock on July 31, 2026. The Purchase Agreement contains customary representations, warranties and covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities or “blue sky” laws. None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, dated July 31, 2026, by and between the Company and the Purchasers listed therein.
104	Cover page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date:	August 4, 2026	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

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